UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6499	54-1746596
(State of or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

HVP Purchase and Sale Agreement

On August 21, 2012, Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“Sunrise”), entered into a Purchase and Sale Agreement (the “HVP Purchase Agreement”) with HVP Sun Investor LLC (“HVP”), an affiliate of an institutional investor, regarding a portfolio of 12 senior living facilities (the “MSH Facilities”) indirectly owned by Metropolitan Senior Housing LLC,  Sunrise Lafayette Hills Assisted Living, L.P. and Sunrise Paoli Assisted Living, L.P. (collectively, the “Joint Venture”).  The Joint Venture is owned 25% by SSLII and Sunrise and 75% by HVP (the “HVP Interest”).

Pursuant to the HVP Purchase Agreement, SSLII will purchase the HVP Interest and certain operating company subsidiaries wholly owned by HVP for a purchase price of approximately $120 million calculated based on HVP’s pro-rata equity interest in the Joint Venture after prepayment of the existing mortgage debt and customary prorations, assuming an overall enterprise valuation of $340 million.  Following closing, SSLII and Sunrise will own 100% of the Joint Venture.

SSLII has posted a non-refundable deposit under the HVP Purchase Agreement in the amount of $5 million.  The closing will be subject to customary closing conditions.  The transaction is currently scheduled to close on or about October 5, 2012; however, there can be no assurance that the transaction will close or as to the timing of the closing.

Pursuant to the HVP Purchase Agreement, HVP has made customary corporate and authority representations and warranties in favor of SSLII, as well as representations as to the HVP Interest.  These representations survive for 12 months and are subject to various caps on liability.  SSLII has also made customary corporate and authority representations in favor of HVP which are uncapped as to liability and will survive indefinitely.

On the closing date, HVP and SSLII will enter into a mutual release of all claims arising in connection with the ownership and operation of the MSH Facilities and the Joint Venture, subject to certain customary carveouts.

MSREF Purchase and Sale Agreement

On August 22, 2012, Sunrise Senior Living International Limited Partnership (“SSLI LP”) entered into a Purchase and Sale Agreement (the “MSREF Purchase Agreement”) with Morgan Stanley Real Estate Fund VI Special-A International, L.P., MSREF VI Special-B C.V., Morgan Stanley Real Estate Fund VI International-T, L.P., MSREF VI TE C.V., and Morgan Stanley Real Estate Investors VI International, L.P. (collectively, “MSREF”) regarding a portfolio of 17 senior living facilities in the U.K.  (the “UK Facilities”).  Dawn Holdco Limited, which owns 15 of the UK Facilities, and Dawn Holdco II Limited, which owns 2 of the UK Facilities (Sonning and Beaconsfield), are both currently owned 100% by Dawn Limited Partnership (“Dawn”), which is owned directly or indirectly approximately 90% by MSREF and approximately 10% by SSLI LP.

Pursuant to the MSREF Purchase Agreement, SSLI LP would acquire MSREF’s approximately 90% interest in Dawn and the corresponding MSREF’s approximately 90% interest in the general partner of Dawn (collectively, the “MSREF Interest”) for a purchase price of approximately £28 million (approximately

$44 million), subject to certain prorations and adjustments.  SSLI LP has posted a non-refundable deposit under the MSREF Purchase Agreement in the amount of £5 million (approximately $8 million).  SSLI LP has the right to cause an assignee or designee to take title to the MSREF Interest at closing.

Sunrise currently anticipates that the existing debt on 2 of the UK Facilities, Sonning and Beaconsfield, in the approximate amount of £36 million as of July 31, 2012 (approximately $57 million), will be paid off at closing.  Sunrise is also pursuing a loan modification on the existing debt of approximately £402 million as of July 31, 2012 (approximately $636 million) with respect to the remaining 15 UK Facilities.

The closing is currently scheduled to occur within 60 days after the date of the MSREF Purchase Agreement; provided, however, that SSLI LP has the ability to extend the closing date for up to 90 additional days in order to satisfy certain conditions.  The closing will be subject to customary closing conditions.  There can be no assurance that the transaction will close or as to the timing of the closing.

On the closing date, SSLI LP and MSREF will enter into a mutual release agreement, releasing each other from all claims and liability arising under the existing venture and management agreements.

Health Care REIT Financing Commitment

On August 21, 2012, Sunrise entered into a binding term sheet (the “Binding Term Sheet”) with Health Care REIT, Inc. (“HCN”), pursuant to which HCN committed to provide approximately $467 million in term financing to Sunrise to enable Sunrise to consummate (i) the transactions described above relating to the HVP Purchase Agreement and the MSREF Purchase Agreement and (ii) another proposed transaction for Sunrise to purchase its partner’s interest in another joint venture.  The Binding Term Sheet was executed concurrently with the execution of an Agreement and Plan of Merger, pursuant to which HCN agreed to acquire Sunrise in an all-cash merger for $14.50 per share and which agreement is described in a Current Report on Form 8-K filed by Sunrise on August 22, 2012.

In connection with the HVP and MSREF transactions described above, Sunrise anticipates repaying the existing mortgage debt on the MSH Facilities and the Sonning and Beaconsfield facilities that are part of the UK Facilities.   The committed term loans from HCN will be funded in three separate advances, with all fundings to take place by December 31, 2012.  The advances are all conditioned on the execution of definitive loan documentation and the making of certain specified representations by Sunrise.  Additionally, (i) the $312 million advance to fund the acquisition of the HVP Interest (as described above) is conditioned upon the contemporaneous purchase of such equity interests by Sunrise, (ii) the approximately $102 million advance to fund the acquisition of the MSREF Interest (as described above) is conditioned upon the contemporaneous purchase of such equity interests by Sunrise and (iii) the $53 million advance to fund the other proposed transaction is conditioned upon the contemporaneous purchase of such equity interests by Sunrise.

The term loans shall bear interest at one-month LIBOR plus 5.00% and will mature on December 31, 2013.  The term loans are prepayable at any time without premium or penalty.  The term loans shall be secured by (i) a pledge of Sunrise’s equity interests in the MSH Facilities and the Sonning and Beaconsfield facilities and (ii) first priority mortgages on the MSH Facilities and the Sonning and Beaconsfield facilities.  Sunrise will grant to HCN a first priority mortgage over the other UK Facilities and the facilities subject to the other proposed transaction when the existing first mortgages are satisfied and discharged.

The definitive documentation will include customary representations, covenants and events of default.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Health Care REIT Financing commitment is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: August 27, 2012	By:	/s/ Mark S. Ordan
	Name:	Mark S. Ordan
	Title:	Chief Executive Officer